                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              HUGHES SUPPLY, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

(Hughes Supply Logo)
                             ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD MAY 19, 1999
                             ---------------------

     NOTICE IS HEREBY GIVEN that the 1999 Annual Meeting of Shareholders of Hughes Supply, Inc., a Florida corporation (the "Company"), will be held in the principal executive offices of the Company at 20 North Orange Avenue, Suite 200, Orlando, Florida 32801, on Wednesday, May 19, 1999, at 10:00 a.m., local time, for the following purposes:

          (1) To elect three Directors to serve for a three-year term expiring at the 2002 Annual Meeting of Shareholders;

          (2) To consider approval of the Amendment No. 5 to the Directors' Stock Option Plan; and

          (3) To consider and take action upon any other matters that may properly come before the 1999 Annual Meeting of Shareholders or any adjournment thereof.

     The Board of Directors has fixed the close of business on March 22, 1999 as the record date for the determination of the holders of shares of Common Stock entitled to notice of and to vote at the 1999 Annual Meeting of Shareholders.

                                    By Order of the
                                    Board of Directors
                                    /s/ BENJAMIN P. BUTTERFIELD

                                    Benjamin P. Butterfield
                                    General Counsel and Secretary

Orlando, Florida
April 19, 1999

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING. NO POSTAGE IS NEEDED IF MAILED IN THE UNITED STATES.

                              HUGHES SUPPLY, INC.
                             20 NORTH ORANGE AVENUE
                                   SUITE 200
                             ORLANDO, FLORIDA 32801
                             ---------------------

                                PROXY STATEMENT
                             ---------------------

     The enclosed proxy is solicited by the Board of Directors of Hughes Supply, Inc., a Florida corporation (the "Company"), in connection with the 1999 Annual Meeting of Shareholders to be held in the principal executive offices of the Company at 20 North Orange Avenue, Suite 200, Orlando, Florida 32801 on May 19, 1999, at 10:00 a.m., local time, or any adjournment thereof (the "Annual Meeting"). The Company's Annual Report to Shareholders for the fiscal year ended January 29, 1999 accompanies this Proxy Statement. This Proxy Statement and the accompanying Notice of Annual Meeting of Shareholders and the enclosed proxy card were first sent or given to shareholders of the Company on or about April 19, 1999.

     Holders of record of the Company's Common Stock, $1.00 par value per share (the "Common Stock"), as of the close of business on March 22, 1999 will be entitled to vote at the Annual Meeting, and each holder of record of Common Stock on such date will be entitled to one vote for each share held. As of March 22, 1999, there were approximately 24,230,706 shares of Common Stock outstanding.

     Shares of Common Stock cannot be voted at the Annual Meeting unless the beneficial owner is present or represented by proxy. Any shareholder giving a proxy may revoke it at any time before it is voted by giving written notice of revocation to the Company, c/o Benjamin P. Butterfield, General Counsel and Secretary, at the address shown above, or by executing and delivering prior to the Annual Meeting a proxy bearing a later date. Any shareholder who attends the Annual Meeting may revoke the proxy by voting his or her shares of Common Stock in person.

     All properly executed proxies, unless previously revoked, will be voted at the Annual Meeting in accordance with the directions given. With respect to the election of three Directors to serve until the 2002 Annual Meeting of Shareholders (the "Election Proposal"), shareholders of the Company voting by proxy may vote in favor of the nominees or may withhold their vote for the nominees. If no specific instructions are given, shares of Common Stock represented by a properly executed proxy will be voted FOR the Election Proposal and FOR the proposal (the "Directors' Plan Proposal") approving Amendment No. 5 to the Directors' Stock Option Plan (the "Directors' Plan") and in the discretion of the persons named therein as proxies on all other matters that may be brought before the Annual Meeting.

     The Composite By-Laws of the Company (the "By-Laws") provide that a majority of the outstanding shares of Common Stock entitled to vote on a given matter must be represented in person or by proxy at the Annual Meeting in order to constitute a quorum for the transaction of business. When a quorum is present at the Annual Meeting, the By-Laws provide that the affirmative vote of a majority of the Common Stock represented and entitled to vote at the Annual Meeting will decide the corporate action taken unless a different vote is required by Florida law, the Company's Restated Articles of Incorporation, as amended (the "Restated Articles"), or the By-Laws. Abstentions and broker non-votes will be counted for purposes of determining the existence of a quorum at the Annual Meeting.

     The nominees for election as Directors will be elected by the affirmative vote of a plurality of the shares of Common Stock present in person or by proxy and actually voting at the Annual Meeting. Abstentions and broker non-votes will have no effect on the outcome of the voting to elect the Directors. A broker non-vote may occur when a nominee holding shares of Common Stock for a beneficial owner does not vote on a proposal because such nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

     Approval of the Directors' Plan Proposal requires the vote of a majority of the shares represented at the Annual Meeting and entitled to vote. Approval of the Directors' Plan Proposal is being sought in order to (i) comply with certain rules promulgated by the New York Stock Exchange requiring shareholder approval in connection with the adoption of certain stock option plans and (ii) gain favorable treatment of the options to be granted pursuant to the Directors' Plan under rules promulgated pursuant to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Section 16 sets forth the rules governing liability for transactions deemed to involve short-swing profits. With regard to the Directors' Plan Proposal, abstentions will have the same effect as a vote against such proposal and broker non-votes will have no effect on the outcome of the voting to approve the Directors' Plan Proposal.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of March 22, 1999 certain information with respect to the Common Stock, the only class of voting securities outstanding, owned beneficially by each Director of the Company or Director nominee, each executive officer of the Company named in the Summary Compensation Table, and by all Directors, Director nominees and executive officers of the Company as a group. As of March 22, 1999, the Company did not have any beneficial owners of more than 5% of the outstanding Common Stock. Stock ownership information has been furnished to the Company by such beneficial owners or is based upon information contained in filings made by such beneficial owners with the Securities and Exchange Commission (the "Commission").

                                                       AMOUNT AND NATURE OF         APPROXIMATE PERCENT
NAME OF BENEFICIAL OWNER                              BENEFICIAL OWNERSHIP(1)           OF CLASS(2)
------------------------                              -----------------------       -------------------
David H. Hughes.....................................    539,718(3)(4)(5)(6)(7)              2.2%
A. Stewart Hall, Jr.................................    126,018(3)(4)(8)                      *
Vincent S. Hughes...................................    407,334(3)(4)(5)(6)(7)              1.7%
John D. Baker II....................................     26,088(9)                            *
Robert N. Blackford.................................     39,864(9)                            *
H. Corbin Day.......................................      8,838(9)(10)                        *
John B. Ellis.......................................     45,402(9)                            *
William P. Kennedy..................................     26,000(11)                           *
Jasper L. Holland, Jr...............................     59,714(12)                           *
Clyde E. Hughes III.................................     47,337(13)                           *
Gradie E. Winstead, Jr..............................     38,979(14)                           *
All Directors and Executive Officers as a Group (17
  persons)..........................................  1,621,066(15)                         6.6%(16)

---------------

  *  Less than 1%.
 (1) Under the rules of the Commission, a person is deemed to be a beneficial owner of a security if such person has or shares the power to vote or direct the voting of such security or the power to dispose of or direct the disposition of such security. A person is also deemed to be a beneficial owner of a security if that person has the right to acquire beneficial ownership within 60 days. Accordingly, more than one person may be deemed to be a beneficial owner of the same securities. Unless otherwise indicated by footnote, the named individuals have sole voting and investment power with respect to the shares of Common Stock beneficially owned.
 (2) Calculated on the basis of 24,230,706 shares of Common Stock outstanding as of March 22, 1999 and, with respect to each of the persons noted in the table above, (i) the shares subject to options exercisable within 60 days granted to such person and (ii) the shares subject to restricted stock grants under the Hughes Supply, Inc. 1997 Executive Stock Plan (the "1997 Executive Stock Plan"), pursuant to which such person has the power to vote or direct the voting of the shares. Figures shown only for those persons whose beneficial ownership of shares exceeds 1% of the Common Stock outstanding or deemed to be outstanding for this calculation.
 (3) The number of shares of Common Stock shown following the name of each person identified below in this footnote may be deemed to be beneficially owned by such person in the above table. The following listing sets forth the number of shares of Common Stock subject to options held by each of the following persons under the Hughes Supply, Inc. 1988 Stock Option Plan (the "1988 Stock Option Plan") which are exercisable within 60 days: David H. Hughes, 44,250; Stewart Hall, Jr., 56,874; and Vincent S. Hughes, 15,500. The aggregate number of shares credited to the accounts of each such person under the Hughes Supply, Inc. Employee Stock Ownership Plan (the "ESOP") is as follows: David H. Hughes, 6,431; A. Stewart Hall, Jr., 3,861; and Vincent S. Hughes, 4,264. The indicated persons are considered to have sole voting power and shared investment power with respect to the shares credited to their accounts under the ESOP. Such persons are also beneficiaries under the Company's Cash or Deferred Profit Sharing Plan (the "Profit Sharing Plan") which holds 259,140 shares of Common Stock as unallocated assets of the Profit Sharing Plan. Such persons disclaim beneficial ownership of any of the shares held by the Profit Sharing Plan and none of such shares are included in the table above as owned by such persons.
 (4) The number of shares of Common Stock shown in the above table to be beneficially owned includes shares held subject to shared voting power or shared investment power as follows: (i) shared voting power: David H. Hughes, 193,603; and Vincent S. Hughes, 220,547; (ii) shared investment power: David H. Hughes, 200,034; A. Stewart Hall, Jr., 3,861; and Vincent
     S. Hughes, 224,811.
 (5) Each of the indicated Directors, together with Russell V. Hughes (formerly a director of the Company), is an executive officer and director of, and owns a one-third equity interest in Hughes, Inc., a corporation to which the Company makes payments for the lease of certain properties. See "Certain Transactions with Management."
 (6) Includes 60,967 shares of Common Stock held by Hughes, Inc., the corporation described in footnote (5) above. Russell V. Hughes, David H. Hughes and Vincent S. Hughes are considered to share voting and investment power with respect to such shares and all such shares are reported in the table above as beneficially owned by each of David H. Hughes and Vincent S. Hughes. David H. Hughes and Vincent S. Hughes are brothers; and Russell V. Hughes is a first cousin of David H. Hughes and Vincent S. Hughes.
 (7) Includes 129,759 shares of Common Stock held by three trusts of which David
     H. Hughes and Vincent S. Hughes are co-trustees. All of the shares held by these trusts are included in the table above as beneficially owned by each of David H. Hughes and Vincent S. Hughes.
 (8) Includes 16,296 shares represented by restricted stock grants under the 1997 Executive Stock Plan.
 (9) Includes the number of shares of Common Stock subject to options granted under the Directors' Stock Option Plan (the "Directors' Plan") for nonemployee Directors as follows: John D. Baker II, 20,088; Robert N. Blackford, 20,088; H. Corbin Day, 8,838; and John B. Ellis, 20,088.
(10) 525,117 shares of Common Stock are owned of record by Jemison Investment Co., Inc., a Delaware corporation ("Jemison"). Mr. Day is the Chairman of the Board of Directors of Jemison, and he and members of his immediate family own an equity interest in Jemison. Mr. Day disclaims beneficial ownership of these shares.
(11) Includes 10,000 shares held through Vital Support Charitable Foundation, for which Mr. Kennedy acts as Chairman, 500 shares held through the Ashley
     E. Kennedy Trust and 500 shares held through the Courtney B. Kennedy Trust. Mr. Kennedy acts as Trustee for both of the aforementioned trusts. Mr. Kennedy is considered to have sole voting power with respect to 16,000 shares, sole investment power with respect to 16,000 shares, shared voting power with respect to 10,000 shares and shared investment power with respect to 10,000 shares.
(12) Includes 3,851 shares of Common Stock held by the ESOP, 42,000 shares of Common Stock represented by options under the 1988 Stock Option Plan which are exercisable within 60 days and 8,148 shares represented by restricted stock grants under the 1997 Executive Stock Plan. Mr. Holland is considered to have sole voting power with respect to 59,714 shares, sole investment power with respect to 47,715 shares, and shared investment power with respect to 3,851 shares.
(13) Includes 2,887 shares of Common Stock held by the ESOP, 15,000 shares of Common Stock represented by options under the 1988 Stock Option Plan which are exercisable within 60 days and 8,148 shares represented by restricted stock grants under the 1997 Executive Stock Plan. Mr. Hughes is considered to have sole voting power with respect to 40,238 shares, sole investment power with respect to 29,203 shares, shared investment power with respect to 9,986 shares, and shared voting power with respect to 7,099 shares.

(14) Includes 831 shares of Common Stock held by the ESOP, 19,848 shares of Common Stock represented by options under the 1988 Stock Option Plan which are exercisable within 60 days and 8,148 shares represented by restricted stock grants under the 1997 Executive Stock Plan. Mr. Winstead is considered to have sole voting power with respect to 28,827 shares, sole investment power with respect to 19,848 shares, shared investment power with respect to 10,983 shares, and shared voting power with respect to 10,152 shares.
(15) Includes an aggregate of 371,571 shares of Common Stock subject to options under the 1988 Stock Option Plan and exercisable within 60 days and 83,262 shares of Common Stock subject to restricted stock grants under the 1997 Executive Stock Plan held by Directors and executive officers of the Company as a group, as well as 69,102 shares of Common Stock subject to unexercised stock options under the Directors' Plan held by nonemployee Directors of the Company as a group and an aggregate of 27,023 shares of Common Stock credited to the accounts of Directors and executive officers of the Company under the ESOP. Directors and executive officers hold sole voting power with respect to 1,177,833 shares, shared voting power with respect to 443,233 shares, sole investment power with respect to 1,067,548 shares and shared investment power with respect to 470,256 shares.
(16) Calculated on the basis of 24,685,539 shares of Common Stock, including 24,230,706 shares outstanding, 371,571 shares subject to options and 83,262 shares subject to stock grants. The shares subject to stock options and stock grants have been deemed outstanding for the purpose of computing such percentage.

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Exchange Act requires the Company's Directors, executive officers and persons who beneficially own more than 10% of the Common Stock to file with the Commission initial reports of beneficial ownership and reports of changes in beneficial ownership of such Common Stock. Directors, executive officers and beneficial owners of more than 10% of the Common Stock are required by Commission rules to furnish the Company with copies of all such reports. To the Company's knowledge, based solely upon a review of the copies of such reports furnished to the Company and written representations from the Company's Directors and executive officers that no other reports were required, all Section 16(a) filing requirements applicable to the Company's Directors and executive officers were complied with during the fiscal year ended January 29, 1999.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

EXECUTIVE OFFICERS

     Executive officers are elected annually by the Board of Directors following each annual meeting of shareholders to serve for a one-year term and until their successors are elected and qualified. The compensation of the Company's executive officers is established by the Board of Directors after receiving the recommendation of the Compensation Committee of the Board of Directors (the "Compensation Committee"). The following sets forth the name of each executive officer of the Company and the principal positions and offices he holds with the Company. Unless otherwise indicated, each of these officers has been employed by the Company or a subsidiary of the Company for more than five years and has served as an executive officer of the Company for at least five years.

                   NAME                      AGE                    POSITION
                   ----                      ---                    --------
David H. Hughes............................  55    Chairman of the Board and Chief Executive
                                                   Officer since November 1986.
A. Stewart Hall, Jr........................  56    President and Chief Operating Officer since
                                                   March 1994.
Russell V. Hughes..........................  73    Vice President since February 1971.
Vincent S. Hughes..........................  58    Vice President since April 1972.
Jasper L. Holland, Jr......................  57    Regional Vice President since June 1994.
                                                   Previously, Mr. Holland served as a Vice
                                                   President.
Clyde E. Hughes III........................  51    Regional Vice President since June 1994.
                                                   Previously, Mr. Hughes served as a Regional
                                                   Manager.
James C. Plyler, Jr........................  55    Regional Vice President since February
                                                   1996. Previously, Mr. Plyler served as
                                                   President of a subsidiary operation.
Kenneth H. Stephens........................  58    Regional Vice President since June 1994.
                                                   Previously, Mr. Stephens served as a Vice
                                                   President.
Sidney J. Strickland, Jr...................  48    Vice President of Administration since
                                                   August 1994. Previously, Mr. Strickland
                                                   served as Director of Corporate Services
                                                   and Director of Human Resources.
Gradie E. Winstead, Jr.....................  49    Regional Vice President since June 1994.
                                                   Previously, Mr. Winstead served as a
                                                   Regional Manager.
J. Stephen Zepf............................  49    Treasurer and Chief Financial Officer since
                                                   April 1984.
Benjamin P. Butterfield....................  39    General Counsel since March 1996. Secretary
                                                   since May 1997. Assistant Secretary from
                                                   March 1996 to May 1997. Previously, Mr.
                                                   Butterfield was a Shareholder of the law
                                                   firm of Maguire, Voorhis & Wells, P.A.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Notwithstanding anything to the contrary set forth in any previous filings made by the Company under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Compensation Committee Report on Executive Compensation and the Shareholder Return Performance Graph shall not be incorporated by reference into any of such filings.

  Introduction

     The compensation of the Company's executive officers is established annually by the Board of Directors acting upon the recommendation of the Compensation Committee. The members of the Compensation Committee are nonemployee Directors appointed by the Board of Directors immediately following each annual meeting of shareholders. From January 28, 1998 to May 20, 1998, the members consisted of John B. Ellis, John D. Baker II, Donald C. Martin and Herman B. McManaway. Immediately following the May 20, 1998 annual meeting of shareholders, Messrs. Martin and McManaway resigned their positions from the Company's Board of Directors and Robert N. Blackford and H. Corbin Day were appointed to fill the vacant positions on the Compensation Committee. During the last fiscal year, the executive management group consisted of the executive officers of the Company. The recommendations of the Compensation Committee with respect to executive management compensation for the last fiscal year were made by the Compensation Committee and adopted by the Board of Directors on January 27, 1998 and March 18, 1998, respectively. Performance grants were awarded by the Compensation Committee on August 17, 1998 and amended on November 18, 1998.

  Compensation Policy and Committee Recommendation

     The goal of the Company's executive compensation policy is to attract, retain and motivate qualified executive management under a competitive compensation program which regards individual performance and increases shareholder value. To achieve this goal, the Compensation Committee evaluated the respective positions, the competitive market for the required management skills, individual performance and potential, and the potential for motivating Company and individual performance. Before finalizing its recommendation, the Compensation Committee also considered the recommendation of the Company's Chief Executive Officer with respect to the compensation of each of the other executive officers.

  Compensation Program

     The main components of the Company's executive management compensation program are base salaries, annual and long-term performance based incentive bonus plans, stock plans and retirement plans. Each of these components is discussed in the remainder of this report.

     Information with respect to the compensation paid to the Chief Executive Officer of the Company and the other four most highly compensated executive officers of the Company for the last fiscal year and for each of the two previous fiscal years, descriptions of certain of the compensation plans referred to in this report, and a Shareholder Return Performance Graph illustrating cumulative share return with respect to the Common Stock are set forth elsewhere herein following this report.

  Base Salaries

     Base salaries are intended to establish a level of compensation which, together with the other components of the compensation program, will help the Company attract and retain the talent needed to meet the challenges of the competitive industry in which it operates while maintaining an acceptable level of fixed labor costs. The Compensation Committee's recommendation with respect to base salaries was based upon the Compensation Committee's evaluation of the responsibility and scope of each position, the level of pay for comparable positions in the industry and, with respect to each of the executive officers, his performance over an extended period of time, and the value and potential to him of other elements of the Company's compensation program.

  Annual Incentive Plans

     The Company's annual incentive plans are intended to motivate and reward short-term performance by providing cash bonus payments based upon required performance goals defined, depending upon the particular plan, as income before taxes measured against the Company's profit, return on investment, or return on investment and return on sales. Upon achievement of the required performance goal, the bonus paid to a participant is determined, depending upon the particular plan, as a percentage of the base salary of the participant or as the sum of a percentage of the funds available for the payment of such bonus and a percentage of the participant's base salary up to a designated maximum percentage of the participant's base salary. The designation of the annual incentive plan participants, the definition of the required performance goals, and the determination of bonuses to be paid upon the achievement of the required performance goals are established annually by the Board of Directors upon the recommendation of the Compensation Committee.

     With respect to each specific annual incentive plan, the Compensation Committee recommended ambitious performance goals which are sufficiently achievable to provide a meaningful incentive for superior performance, and recommended as participants those executive officers who are in positions most responsible for the success of the Company. Each of the executive officers was recommended by the Compensation Committee and designated by the Board of Directors as a participant in a specific annual incentive plan during the last fiscal year.

  Long-Term Incentive Bonus Plans

     The Company's Chief Executive Officer, President and Chief Financial Officer also participate in certain Senior Executives' Long-Term Incentive Bonus Plans which are intended to motivate and reward sustained performance. Under each of these plans an incentive bonus is paid if a designated earnings per share goal is met during the designated performance period of three or more fiscal years. Such incentive bonus payments, in each case, are determined by applying a percentage, based upon achievement, of the applicable earnings per share goals, to the base salaries of the participants.

     During the 1999 fiscal year, the Board of Directors, upon the recommendation of the Long-Term Incentive Bonus Plan Committee, adopted a performance plan under the Senior Executives' Long-Term Incentive Bonus Plan for the three fiscal year periods up to and including the Company's fiscal year to be ended January 26, 2001. Under this performance plan each participant would receive a bonus equal to a percentage of his base salary for the final year of the performance period if, and to the extent, the Company's earnings per share during the performance period reach or exceed the required goal. Any such bonus would be payable in cash and Common Stock. During the last fiscal year the designated officers also participated in similar senior executives' long-term incentive plans adopted in previous fiscal years.

  Stock Plans

     The Company's stock plans in the executive compensation program, including the 1988 Stock Option Plan, the 1997 Executive Stock Plan and the ESOP, are intended as incentives to enhance shareholder value by providing to plan participants an opportunity to benefit from increases in the value of the Common Stock.

     Participation under the 1988 Stock Option Plan and the 1997 Executive Stock Plan is limited to executive officers and other selected key employees of the Company and its subsidiaries. The Company granted an aggregate of 15,500 options under the 1988 Stock Option Plan on March 18, 1998. The Company granted an aggregate of 10,000 options under the 1997 Executive Stock Plan on November 18, 1998 and an aggregate of 52,500 restricted stock grants under the 1997 Executive Stock Plan on April 29, 1998, August 19, 1998, September 2, 1998 and November 18, 1998.

  Retirement Plans

     The retirement plans in the Company's executive compensation program, including the Supplemental Executive Retirement Plan (the "Retirement Plan") and the Profit Sharing Plan are intended to encourage and reward long-term employment with the Company.

     The Retirement Plan was adopted on September 30, 1986. Eleven of the executive officers, all of those who were fifty-five years of age or younger on the date of adoption of the Retirement Plan (other than Benjamin P. Butterfield), are participants under the Retirement Plan.

     The Profit Sharing Plan is a contributory plan for the benefit of substantially all employees of the Company. Each of the executive officers is a participant under the Profit Sharing Plan. Participants may make limited contributions under the Profit Sharing Plan by salary reduction. Contributions by the Company under the Profit Sharing Plan include those required to match a portion of a participant's contribution and may include limited additional contributions within the discretion of the Board of Directors. The Company's discretionary contribution to the Profit Sharing Plan for the last fiscal year is allocated among the participants based upon the relative salaries of the participants.

  Compensation of the Chief Executive Officer

     Mr. David H. Hughes, the Company's Chairman of the Board and Chief Executive Officer, is eligible to participate in the same components of the executive officers' compensation program available to the other executive officers described above, and the recommendation of the Compensation Committee with respect to Mr. Hughes' compensation was determined in the manner outlined above with respect to the executive officers. During the last fiscal year the Compensation Committee recommended, and the Board of Directors approved and implemented, an increase in Mr. Hughes' base salary from $260,000 to $280,000 in order to compensate him in a manner more consistent with his responsibilities. The Compensation Committee believes that Mr. Hughes' base salary is conservative in comparison to his peers in the industry. For the last fiscal year Mr. Hughes' annual compensation was $393,075, including a bonus of $113,075 earned under the annual incentive plan. Furthermore, Mr. Hughes earned a bonus payment under the Senior Executives' Long-Term Incentive Bonus Plan for the three fiscal year performance period ended January 29, 1999. During the last fiscal year, Mr. Hughes also received an award of 6,296 shares of restricted stock pursuant to the 1997 Executive Stock Plan.

  Conclusion

     The Compensation Committee believes that the policies articulated above will continue to ensure that the interests of the Company's executive management group are tied to the interests of the Company's shareholders.

     Submitted by the Compensation Committee of the Board of Directors.

                                  John B. Ellis, Chairman
                                  John D. Baker II
                                  Robert N. Blackford
                                  H. Corbin Day

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The Company's compensation program for executive management includes base salaries, annual and long-term performance based on incentive bonus plans, stock plans and retirement plans. The compensation of each executive officer was established by the Board of Directors acting upon the recommendations of the Compensation Committee. With respect to each executive officer, base salary and selected other components of the compensation package are integrated on an individual basis in an effort to carry out the Company's executive compensation policy.

     The following table sets forth the annual, long-term and other compensation for the Company's Chief Executive Officer and each of the other four most highly compensated executive officers (the "named executives") during the last fiscal year, as well as the total annual compensation paid to each individual for the two previous fiscal years.

                                                                                       LONG TERM
                                                                                      COMPENSATION
                                                            ANNUAL         ----------------------------------
                                                         COMPENSATION      RESTRICTED   SECURITIES
                                                       -----------------     STOCK      UNDERLYING     LTIP        ALL OTHER
                                              FISCAL   SALARY     BONUS      AWARDS     OPTIONS/SAR   PAYOUTS     COMPENSATION
NAME AND PRINCIPAL POSITION                    YEAR      ($)       ($)       ($)(1)       AWARDS        ($)          ($)(2)
---------------------------                   ------   -------   -------   ----------   -----------   -------     ------------
David H. Hughes.............................   1999    280,000   113,075          0            0      280,000(3)     6,498
  Chairman of the Board and                    1998    260,000   130,000          0       27,900      260,000(4)     3,844
  Chief Executive Officer                      1997    255,000   127,500          0       22,500      255,000(5)     8,746
A. Stewart Hall, Jr.........................   1999    240,000    96,922          0            0      240,000(3)     4,479
  President and Chief                          1998    225,000   112,500    260,000       27,900      225,000(4)     3,692
  Operating Officer                            1997    210,000   105,000          0       22,500      210,000(5)     8,979
Clyde E. Hughes III.........................   1999    155,000   155,000          0          500            0        2,800
  Regional Vice President                      1998    150,000   150,000    130,000       10,900            0        3,221
                                               1997    133,000   133,000          0            0            0        8,259
Gradie E. Winstead, Jr......................   1999    155,000   155,000          0          500            0        2,960
  Regional Vice President                      1998    145,000   145,000    130,000       12,900            0        3,106
                                               1997    126,000   126,000          0            0            0        8,039
Jasper L. Holland, Jr.......................   1999    155,000    84,518          0            0            0        5,698
  Regional Vice President                      1998    150,000   104,290    130,000        7,900            0        3,986
                                               1997    139,000   116,675          0       15,000            0        9,279

---------------

(1) The aggregate number and value of restricted shares of Common Stock held by each individual appearing in the table above at January 29, 1999 is set forth below:

                                                              AGGREGATE NUMBER OF   AGGREGATE VALUE OF
                            NAME                               RESTRICTED SHARES    RESTRICTED SHARES+
                            ----                              -------------------   ------------------
David H. Hughes.............................................             0               $      0
A. Stewart Hall, Jr.........................................        10,000                253,750
Clyde E. Hughes III.........................................         5,000                126,875
Gradie E. Winstead, Jr......................................         5,000                126,875
Jasper L. Holland, Jr.......................................         5,000                126,875

---------------

  + Calculated by multiplying the aggregate number of shares of restricted
    Common Stock held by the named individual on January 29, 1999 by $25.375, the closing price of the Common Stock on such date as reported by the New York Stock Exchange. The individuals named above will receive any dividends declared with regard to the shares of restricted stock received by them.
(2) Includes the amounts indicated below for the 1997, 1998 and 1999 fiscal years: (i) the cost of premiums paid by the Company for life insurance provided to the name executive; (ii) matching contributions made to the accounts of the named executive in the Profit Sharing Plan; and (iii) Company discretionary contributions to the Profit Sharing Plan.

                                1999        1998        1997          1999           1998           1997           1999
                              INSURANCE   INSURANCE   INSURANCE     MATCHING       MATCHING       MATCHING     DISCRETIONARY
EXECUTIVE                      PREMIUM     PREMIUM     PREMIUM    CONTRIBUTION   CONTRIBUTION   CONTRIBUTION   CONTRIBUTION+
---------                     ---------   ---------   ---------   ------------   ------------   ------------   -------------
David H. Hughes.............   $1,823      $1,444       1,584        $4,675         $2,400         $2,250           $0
A. Stewart Hall, Jr.........    2,048       1,292       1,817         2,431          2,400          2,250            0
Clyde E. Hughes III.........    1,250         821       1,097         1,550          2,400          2,250            0
Gradie E. Winstead, Jr......    1,010         706         877         1,950          2,400          2,250            0
Jasper L. Holland, Jr.......    2,436       1,586       2,117         3,262          2,400          2,250            0

                                  1998            1997
                              DISCRETIONARY   DISCRETIONARY
EXECUTIVE                     CONTRIBUTION+   CONTRIBUTION+
---------                     -------------   -------------
David H. Hughes.............       $0            $4,912
A. Stewart Hall, Jr.........        0             4,912
Clyde E. Hughes III.........        0             4,912
Gradie E. Winstead, Jr......        0             4,912
Jasper L. Holland, Jr.......        0             4,912

---------------

  + Contribution estimated as named person's pro rata plan interest, as last calculated by the plan trustee, applied to the Company's aggregate contribution for the fiscal years ended January 31, 1997 January 30, 1998 and January 29, 1999. The Company did not contribute to the Profit Sharing Plan during the fiscal years ended January 30, 1998 and January 29, 1999.
(3) Bonus payments under the Senior Executives' Long-Term Bonus Plan for the three fiscal year performance period ended January 29, 1999.
(4) Bonus payments under the Senior Executives' Long-Term Incentive Bonus Plan for the three fiscal year performance period ended January 30, 1998.
(5) Bonus payments under the Senior Executives' Long-Term Incentive Bonus Plan for the three fiscal year performance period ended January 31, 1997.

BONUS PLANS

     The Company has annual incentive plans for members of its executive management, and for its sales, branch and department managers and other key employees. Bonuses are awarded under the annual incentive plans upon achievement of required performance goals by applying the percentage provided for under such plans to the base salaries of members of its executive management. Individual bonuses may also be awarded to executive management and other key employees by the Board of Directors based upon job performance or other criteria within the discretion of the Board of Directors.

     The Company also has long-term performance based incentive bonus plans to provide incentive compensation to reward selected key senior executives for achieving specified Company performance goals. The Chief Executive Officer, the President and the Chief Financial Officer are the selected participants in the Senior Executives' Long-Term Incentive Bonus Plans for fiscal years 1999, 2000 and 2001. Each of these plans is a performance plan providing for the payment of an incentive bonus at the end of the three fiscal year performance period if the Company's earnings per share criteria in the plan are met.

     The Senior Executives' Long-Term Incentive Bonus Plans for fiscal years 1999, 2000 and 2001 were adopted by the Board of Directors on March 12, 1996, March 18, 1997 and March 18, 1998, respectively, and were incorporated into the Senior Executives' Long-Term Incentive Bonus Plan approved by the shareholders at the 1994 Annual Meeting. Each such plan provides for payments based upon cumulative growth in the Company's earnings per share during the three fiscal year performance periods ending with January 29, 1999, January 28, 2000 and January 26, 2001, respectively. Under each of the plans, the participants would receive a bonus of from 25% to 100% of base salary for the final year of the performance period if the Company achieves the required earnings per share for such performance period. Any bonus earned would be paid in equal portions of cash and shares of Common Stock of the Company at the fair market value on the final day of the applicable performance period. Under the Senior Executives' Long-Term Incentive Bonus Plan for the three fiscal year performance period ending January 29, 1999, the Company achieved the earnings required for the payment of bonuses equal to 100% of the base salary for each participant. The payouts under such plan aggregated $660,000 and, in accordance with the plan, were paid one half in cash and one half in shares of Common Stock of the Company valued on the fair market value of the stock on the last day of the 1999 fiscal year.

     The following table provides information concerning estimated future payouts to the Company's Chief Executive Officer and the other participants among the Company's other four most highly compensated executive officers under the Senior Executives' Long-Term Incentive Bonus Plan for fiscal year 2001. If fully diluted earnings per share falls between the minimum earnings requirement for a bonus payment and the earnings requirement for the maximum permissible bonus payment, the amount of the bonus payment is prorated between the minimum ("threshold") bonus payment and the maximum permissible bonus payment.

            LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

                                                                                   ESTIMATED FUTURE
                                                                                  PAYOUTS UNDER NON-
                                                                                  STOCK PRICE-BASED
                                                               PERFORMANCE OR          PLANS(1)
                                                  NUMBER OF     OTHER PERIOD     --------------------
                                                   RIGHTS     UNTIL MATURATION   THRESHOLD    MAXIMUM
NAME                                                 (#)         OF PAYOUT          ($)         ($)
----                                              ---------   ----------------   ---------    -------
David H. Hughes.................................      1           3 years         87,480      349,920
A. Stewart Hall, Jr.............................      1           3 years         75,816      303,264

---------------

(1) Based on estimated base salary levels for final year of performance period. If earnings per share fall between the amount required for a threshold bonus payment and the amount required for the maximum permissible bonus payment, the amount of the bonus payment is prorated accordingly.

     Under the Senior Executives' Long-Term Incentive Bonus Plan, as amended January 25, 1996, the Compensation Committee, in its sole discretion, may establish separate performance plans and designate the performance periods, goals, participants and bonus payments to be made under such plans if the required performance goals are achieved.

STOCK OPTION PLANS

     The 1988 Stock Option Plan expired on May 17, 1998, therefore no further option grants will be made under this plan. Under the 1988 Stock Option Plan, options may be granted at prices not less than market value on the date of grant, but prices for incentive stock options granted to employees who own more than 10% of the Common Stock must be granted at least 110% of such market value. Options may be granted from time to time through May 1998. Such options may be exercisable for up to 10 years from the date of grant, except in the case of employees owning more than 10% of the Common Stock, for whom incentive stock options may be exercisable only up to 5 years from the date of grant. The 1988 Stock Option Plan permits the granting of both incentive stock options and other stock options and the granting of stock appreciation rights ("SARs") either alone or in conjunction with the granting of options. No options other than incentive stock options have been granted under the 1988 Stock Option Plan nor have any options been granted with SARS. Under the terms of the 1988 Stock Option Plan, as amended March 12, 1996, the 1988 Stock Option Plan Committee of the Board of Directors has the authority, solely within its discretion, to determine the terms of and to make grants of any additional options under the 1988 Stock Option Plan. The 1988 Stock Option Plan Committee granted a total of 15,500 incentive stock options on March 18, 1998.

     The 1997 Executive Stock Plan presently authorizes the granting of options, in addition to those presently outstanding, for the purchase of up to 361,279 shares of Common Stock to any Key Employee (as defined in the 1997 Executive Stock Plan) of the Company. Under the 1997 Executive Stock Plan, options may be granted at prices not less than market value on the date of grant, but prices for incentive stock options granted to employees who own more than 10% of the Common Stock must be granted at least 110% of such market value. Options may be granted from to time through the earlier of December 31, 2006 or the date upon which all of the stock reserved under the 1997 Executive Stock Plan has been issued or no longer is available for use under the 1997 Executive Stock Plan. Such options may be exercisable for up to 10 years from the date of grant, except in the case of employees owning more than 10% of the Common Stock, for whom incentive stock options may be exercisable only up to 5 years from the date of grant. The 1997 Executive Stock Plan permits the granting of incentive stock options and other stock options, restricted stock and the granting of SARs either alone or in conjunction with the granting of options. Only 234,379 shares are available for grants of restricted stock. Under the terms of the 1997 Executive Stock Plan, the Compensation Committee of the Board of Directors has the authority, solely within its discretion, to determine the terms of and to make grants of any additional options under the 1997 Executive Stock Plan. The Compensation Committee granted an aggregate of 10,000 options on November 18, 1998 and 52,500 restricted stock grants on April 29, 1998, August 19, 1998 and November 18, 1998.

     The following table summarizes options exercised during the fiscal year ended January 29, 1999 and presents the value of unexercised options held by the named executives at fiscal year end.

                                                           NUMBER OF SECURITIES
                                                          UNDERLYING UNEXERCISED           VALUE OF UNEXERCISED
                                                                OPTIONS AT                 IN-THE-MONEY OPTIONS
                             SHARES                         JANUARY 29, 1999(#)           AT JANUARY 29, 1999($)
                           ACQUIRED ON      VALUE      -----------------------------   -----------------------------
          NAME             EXERCISE(#)   REALIZED($)   EXERCISEABLE   UNEXERCISEABLE   EXERCISEABLE   UNEXERCISEABLE
          ----             -----------   -----------   ------------   --------------   ------------   --------------
David H. Hughes..........    15,000        407,190        44,250          32,400         556,952          84,001
A. Stewart Hall, Jr......    17,376        361,994        56,874          32,400         663,208          84,001
Clyde E. Hughes III......         0              0        15,000          11,400         202,500               0
Gradie E. Winstead,
  Jr.....................    10,152        307,941        19,848          13,400         243,306               0
Jasper L. Holland, Jr....         0              0        42,000          10,900         476,514          56,001

EMPLOYEE STOCK OWNERSHIP PLAN

     The ESOP covers employees of the Company and certain of its subsidiaries who have attained the age of 21 and completed at least 12 months of service. SunTrust Banks, Inc. is trustee of the ESOP. The ESOP is administered by an administrative committee appointed by the Company's Board of Directors. Contributions by the Company, which may consist of cash, stock of the Company, or other property acceptable to the trustee, are made at the discretion of the Company's Board of Directors, but may not exceed the maximum amount deductible for federal income tax purposes. Allocations of contributions are made to the accounts of active participants on the basis of their compensation. Vested percentages of their accounts (valued in accordance with the ESOP) may be distributed to participants upon termination of employment.) Vested percentages are based upon periods of service as follows: less than 3 years, 0%; 3 years, 20%; 4 years, 40%; 5 years, 60%; 6 years, 80%; 7 years or more, 100%. No contribution was made by the Company to the ESOP for the fiscal year ended January 29, 1999.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

     The Company has Supplemental Executive Retirement Plan Agreements with certain of its executive officers providing for the payment by the Company of supplemental retirement compensation in addition to any compensation paid under the Company's other benefit programs. The Company is obligated to pay supplemental retirement compensation, pursuant to the Supplemental Retirement Plan Agreements, to each of such officers (i) after retirement of such executive officer from the service of the Company, or (ii) upon such officer's total disability while in the employ of the Company, provided such disability continues until the executive officer's normal retirement date. Supplemental retirement compensation will be based upon the salary portion of such executive officer's annual compensation (not including any bonus or other compensation) for the final year of employment prior to retirement, or for the final year of employment prior to the disability preceding disability retirement, as the case may be, ("final salary"), and will be payable monthly following such retirement for a period of 15 years. The rate per annum of supplemental retirement compensation in the case of retirement or disability retirement at age 65 shall be equal to 35% of final salary or, in the case of early retirement or early disability retirement with the approval of the Company prior to age 65 but not earlier than age 55, shall be reduced proportionately to from 96% of 35% of final salary upon retirement at age 64 to 60% of 35% of final salary upon retirement at age 55. Death benefits are payable under each of the agreements in the event of death while employed by the Company but prior to disability retirement. Death benefits are payable monthly for a period of 10 years after death at the rate per annum equal to 35% of final base salary. Benefits under the Supplemental Executive Retirement Plan Agreements are totally nonvested, unfunded retirement and death benefits.

CASH OR DEFERRED PROFIT SHARING PLAN

     The Profit Sharing Plan is for the benefit of substantially all employees of the Company and its subsidiaries. SunTrust Bank, Inc. is trustee of the Profit Sharing Plan. The Profit Sharing Plan is administered by an administrative committee appointed by the Company's Board of Directors. Eligible employees may contribute to the Profit Sharing Plan by salary reduction, and before imposing federal income taxes, from 2% to 15% of their cash compensation up to a maximum of $9,500 per year as adjusted for inflation ($10,000 for 1999). On employee contributions of up to 3% of the employee's cash compensation, the Company will contribute a matching contribution of 50% of the employee's contribution. Additional discretionary contributions by the Company, which may be either a fixed dollar amount of a percentage of profits, may be made to the Profit Sharing Plan at the discretion of the Company's Board of Directors, but all employee and Company contributions may not exceed the maximum amount deductible for federal income tax purposes. Allocations of discretionary Company contributions are made to the accounts of active participants on the basis of their compensation. The full amounts credited to their accounts (valued in accordance with the Profit Sharing Plan) are distributed to participants upon their death or retirement. For participants who cease to be employees prior to death or retirement, the amounts distributed are 100% of the participant's contribution account and the vested percentage of the participant's Company contribution account based upon the participant's period of service as follows: less than 3 years, 0%; 3 years, 20%; 4 years, 40%; 5 years, 60%; 6 years, 80%; 7 years or more, 100%. The Company did not contribute to the Profit Sharing Plan during the fiscal year ended January 29, 1999.

OTHER BENEFITS

     The Company provides $250,000 life insurance policies for its executive officers, and $100,000 life insurance policies for other key employees.

CASH COMPENSATION OF DIRECTORS

     Nonemployee Directors of the Company receive an annual retainer of $20,000 and attendance fees of $1,000 for each Board meeting attended in person or by telephone conference. For each meeting of a committee of the Board of Directors such nonemployee Directors receive an attendance fee of $500 for attendance in person or by telephone conference. Directors who are employees of the Company do not receive directors' or committee members' fees. John D. Baker II, Robert N. Blackford, H. Corbin Day, John B. Ellis, Clifford M. Hames, Herman B. McManaway and Donald C. Martin served as nonemployee Directors and received nonemployee Director's fees during the fiscal year ended January 29, 1999. However, Messrs. Hames, McManaway and Martin served as directors only through May 20, 1998 (three board meetings). William P. Kennedy was appointed by the Board of Directors as a nonemployee director on March 22, 1999.

DIRECTORS' STOCK OPTION PLAN

     Each of the nonemployee Directors is a participant in the Directors' Plan. Under the Directors' Plan, options for the purchase of Common Stock are granted to the participants on the date of each annual meeting of the Board of Directors following each annual meeting of the shareholders. Under the Directors' Plan approved by the shareholders in 1989, options with respect to an aggregate of 18,000 shares (adjusted to reflect the three-for-two stock split that became effective on July 17, 1997 (the "1997 Stock Split")), equally divided among the then participants, were granted to the participants in each of the years 1989 through 1993. The Directors' Plan was amended with shareholder approval in 1994 to provide for the granting of options with respect to an aggregate of 22,500 shares (adjusted to reflect the 1997 Stock Split), equally divided among the then participants in each of the years 1994 through 1998. Options granted under the Directors' Plan are granted for the purchase of shares at a purchase price of 100% of the current market value of the Common Stock on the date of the grant and expire 10 years after the date of the grant or earlier in the event of termination of service as a nonemployee Director or under the circumstances set forth in the Directors' Plan. Such options are not incentive stock options within the meaning of Section 422 of the Internal Revenue Code, as amended (the "Code"). During the last fiscal year, options with respect to an aggregate of 22,500 shares divided equally between the four nonemployee Directors (who served as Directors for the entire fiscal year), were granted at a purchase price of $35.625 per share.

     If approved by shareholders at the Annual Meeting, the Directors' Plan will be amended to provide for the granting of options with respect to an aggregate of 20,000 shares (or such lesser number as may be available under the Directors'
Plan), equally divided among the then participants in each of the years 1999 forward.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

     Donald C. Martin, formerly a nonemployee Director member of the Compensation Committee, leases property under a lease agreement with the Company. Information with respect to the lease agreement is set forth under "-- Certain Transactions with Management" in this Proxy Statement.

     As indicated in the Compensation Committee Report on Executive Compensation set forth elsewhere in this Proxy Statement, David H. Hughes, the Chairman of the Board and Chief Executive Officer of the Company, consulted with the Compensation Committee with respect to the compensation of the executive management group and submitted to the Compensation Committee his recommendation for compensation of the other members of the group. Mr. Hughes, who is not a member of the Compensation Committee, consulted with the Compensation Committee and provided his recommendation at the Compensation Committee's request.

CERTAIN TRANSACTIONS WITH MANAGEMENT

     The Company and certain of its subsidiaries lease certain buildings and properties from Hughes, Inc., a company of which David H. Hughes, Vincent S. Hughes, and Russell V. Hughes are the officers and directors, and in which each owns a one-third interest. During the last fiscal year 14 such leases were in effect in Florida. Each lease was entered into prior to March 11, 1992 and was renewed effective as of April 1, 1998, except for one lease that was not renewed that is currently on a month-to-month basis. Such leases relate to branch facilities including buildings ranging in size from approximately 15,000 to 108,000 square feet together with outside parking and storage areas ranging in size from approximately 35,000 square feet to several acres. The two largest buildings leased from Hughes, Inc. are the Orlando Electric sales branch facility which is approximately 108,000 square feet and the Orlando Plumbing sales branch facility which is approximately 64,000 square feet.

     Under leases in effect during the fiscal year ended January 29, 1999, the Company and its subsidiaries made rental payments to Hughes, Inc. aggregating $1,318,979. The Company also pays real estate taxes, building insurance and repairs, other than structural repairs, with respect to the leased properties. During the last fiscal year the Company paid real estate taxes and building insurance on the leased properties of $231,296 and $16,650, respectively. Maintenance repairs paid by the Company during the last fiscal year were not substantial and were, in the opinion of management, normal for the types of properties leased.

     Donald C. Martin, formerly a member of the Board of Directors, was a party to two lease agreements with the Company entered into under the terms of an acquisition agreement, dated June 30, 1993, between Mr. Martin and the remaining shareholders of Electrical Distributors, Inc. ("EDI"), pursuant to which EDI was acquired by the Company. The lease agreements between Mr. Martin and the Company relate to two buildings in Atlanta, Georgia, both of which are occupied by a branch facility of the Company. One lease, which expired June 30, 1998 and was renewed through December 31, 1998 and then not subsequently renewed, related to an approximately 32,780 square foot building with approximately 60,000 square feet of outside parking and storage space. The second lease, which expired June 30, 1998 and was renewed through December 31, 1998 and then not subsequently renewed, related to an approximately 22,400 square foot building with approximately 30,000 square feet of outside parking and storage space. During the fiscal year ended January 29, 1999, the Company made rental payments to Mr. Martin aggregating $167,438. The

Company also paid real estate taxes, building insurance and repairs, other than structural repairs, with respect to the leased properties. During the last fiscal year the Company paid aggregate real estate taxes and building insurance on the leased properties of $15,828 and $3,025, respectively. Maintenance repairs which were paid for by the Company during the last fiscal year were not substantial and were, in the opinion of management, normal for the types of properties leased. The Company has not renewed either of the leases with Mr. Martin.

     The Company leases certain buildings and properties from SWS-TX Realty, Inc. ("SWS-TX Realty"), Jem-Realty, LLC ("Jem-Realty"), and SWS-GA Realty, Inc. ("SWS-GA Realty"). H. Corbin Day is the sole shareholder of SWS-TX Realty and SWS-GA Realty, and Jem-Realty is a wholly-owned subsidiary of Jemison Investment Co., Inc. ("Jemison"). During the last fiscal year, six such leases were in effect with respect to four locations in Texas, one location in Georgia, and one location in North Carolina. All of the leases except one were entered into on May 13, 1996. All of the leases except one will expire on May 12, 1999. One of the leases pertains to a property located in Texas and was entered into on July 1, 1998 and will expire on June 30, 2000. The Company also acquired a property that was subject to a lease that expired from Jem-Realty for a purchase price of approximately $91,000 in cash. Each lease typically relates to branch facilities ranging in size from approximately 15,000 to 44,500 square feet, together with outside storage and parking. Under leases in effect during the fiscal year ended January 29, 1999, the Company made rental payments to SWS-TX Realty, Jem-Realty, and SWS-GA Realty, aggregating $397,239. During the last fiscal year, the Company paid building insurance on the leased properties of $4,026. The Company also pays for repairs, other than structural repairs, with respect to the leased properties. Maintenance repairs paid by the Company during the last fiscal year were not substantial and were, in the opinion of management, normal for the types of properties leased.

     Certain of the Company's subsidiaries occupy buildings and properties that, prior to the transaction described in the subsequent paragraph, were leased from Union Warehouse & Realty Co. ("Union") and Monoca Realty Co. ("Monoca"), entities in which James C. Plyler, Jr., a Vice President of the Company, and members of his immediate family owned an equity interest. Mr. Plyler owned a 12.35% equity interest in Union and members of his immediate family owned the remaining equity interest. Monoca is a general partnership in which Mr. Plyler owned a 25% equity interest and members of his immediate family owned an additional 50% equity interest. During the last fiscal year 14 such leases were in effect with respect to nine locations in North Carolina and five locations in South Carolina. Most of these leases were entered into prior to February 1, 1996 when Mr. Plyler became a Vice President of the Company. Most of the leases expired on February 1, 1998. Each lease related to branch facilities, including buildings ranging in size from approximately 10,000 to 49,000 square feet together with outside parking and storage areas ranging in size from approximately 25,000 to 75,000 square feet. Under leases in effect during the fiscal year ended January 29, 1999, subsidiaries of the Company made rental payments to Union and Monoca aggregating $124,080. During the last fiscal year the Company paid aggregate real estate taxes of $18,377. The subsidiaries also paid for repairs, other than structural repairs, with respect to the leased properties. Maintenance repairs which were paid for by the subsidiaries during the last fiscal year were not substantial and were, in the opinion of management, normal for the types of properties leased.

     On April 23, 1998, pursuant to an Acquisition Agreement (the "Union Agreement") dated April 23, 1998, by and among the Company, Union and Monoca, the Company acquired Union from its shareholders for an aggregate purchase price of $7,739,000 (the "Union Purchase Price"). The Union Purchase Price was delivered at closing by satisfying certain Union indebtedness in the amount of $1,039,846 and by the delivery of consideration consisting of 188,709 shares of Common Stock valued at $35.50 per share. Mr. Plyler and members of his immediate family owned all of the equity interest in both Union and Monoca described above.

     During the fiscal year ended January 29, 1999, the Company purchased approximately $610,644 worth of merchandise from Jasper Lee Enterprises, Inc. ("Jasper Enterprises"). Jasper Enterprises sells promotional and other marketing related items. Diane E. Holland, wife of Jasper L. Holland, Jr., a Regional Vice President of the Company, is the sole shareholder of Jasper Enterprises.

     The Company believes that the terms of the transactions described above are at least as favorable to the Company as those which could have been obtained from unrelated parties.

     Robert N. Blackford, a Director of the Company, is a member of the law firm of Holland & Knight LLP, the successor to the law firm of Maguire, Voorhis & Wells, P.A., which served as counsel to the Company during the fiscal year ended January 29, 1999.

SHAREHOLDER RETURN PERFORMANCE GRAPH

     The following graph compares during the five year period ended January 29, 1999, the yearly percentage change in the cumulative total shareholder return of the Company's Common Stock with the cumulative total return of the S&P SmallCap 600 and the cumulative total return of an industry group consisting of those peer group companies identified in the graph which have been selected by the Company as reporting companies whose lines of business are comparable to those of the Company.

             AMONG HUGHES SUPPLY, INC., THE S&P SMALLCAP 600 INDEX
                                AND A PEER GROUP

                                                       HUGHES                              S & P
               MEASUREMENT PERIOD                     SUPPLY,             PEER            SMALLCAP
             (FISCAL YEAR COVERED)                      INC.             GROUP              600
1/94                                                           100               100               100
1/95                                                            74                83                92
1/96                                                           120               105               121
1/97                                                           146               136               149
1/98                                                           209               164               181
1/99                                                           164               148               187

                                                            INDUSTRY PEER GROUP
                                                            -------------------
* $100 INVESTED ON 1/31/94 IN STOCK OR INDEX         Building Materials Holding Corp.
  INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL                A.M.Castle & Co.
  YEAR ENDING JANUARY 31.                                      Centex Corp.
                                                       Florida Rock Industries, Inc.
                                                            W.W. Grainger, Inc.
                                                           Lawson Products, Inc.
                                                            Lennar Corporation
                                                              Noland Company
                                                     United States Filter Corporation
                                                                Watsco Inc.

                       BOARD OF DIRECTORS AND COMMITTEES

BOARD OF DIRECTORS' MEETINGS AND ATTENDANCE

     During the last fiscal year, the Board of Directors of the Company held a total of 11 meetings. Except for Mr. Martin who attended only 50% of the meetings held while he was a director, no member of the Board of Directors attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board of Directors, and (ii) the total number of meetings held by all committees of the Board of Directors on which he served.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors of the Company has standing Executive, Audit, Compensation, 1988 Stock Option Plan, Long-Term Incentive Plan, and Directors' Stock Option Plan Committees. The memberships of the standing committees of the Board of Directors are listed in the Directors' biographies set forth below under "Election of Directors." The Company does not have a nominating committee.

     The Executive Committee did not meet during the last fiscal year. The Executive Committee has authority to act on matters of general corporate governance when the Board of Directors is not in session.

     The Audit Committee met three times during the last fiscal year. At its meetings, the Audit Committee considered the recommendations of the Company's independent auditors with respect to internal accounting controls, reviewed management's actions taken in response to such recommendations, reviewed the reports of the Company's internal audit staff with respect to internal controls, and reviewed the professional services provided by the independent auditors together with the range of audit and nonaudit fees.

     The Compensation Committee met four times during the last fiscal year and reviewed and made recommendations to the Board of Directors with respect to the compensation of members of the Company's executive management group. It also issued restricted stock grants under the 1997 Executive Stock Plan. Information with respect to the Compensation Committee's recommendation for the last fiscal year is set forth elsewhere in this Proxy Statement under "Compensation Committee Report on Executive Compensation."

     The 1988 Stock Option Plan Committee met once during the last fiscal year to approve the issuance of options.

     The Long-Term Incentive Plan Committee met once during the last fiscal year to approve pay-out under the fiscal 1998 plan and to set targets for the fiscal 2001 plan. The Long-Term Incentive Plan Committee was established on January 25, 1996, pursuant to an amendment to the Senior Executives' Long-Term Incentive Plan, to administer the plan and any separate performance plans adopted thereunder. It is the duty of the Long-Term Incentive Plan Committee to interpret the plan and to establish and administer separate performance plans under the plan, including the designation of applicable performance periods, the selection of participants, the establishment and application of performance goals and the determination of performance bonus payments under such plans.

     The Directors' Stock Option Plan Committee has the authority to interpret the provisions of the Directors' Plan. The Directors' Stock Option Plan Committee did not meet during the last fiscal year.

FAMILY RELATIONSHIPS BETWEEN CERTAIN DIRECTORS AND EXECUTIVE OFFICERS

     The following family relationship exists between Directors of the Company:

          David H. Hughes and Vincent S. Hughes are brothers. Russell V. Hughes is the cousin of David H. Hughes and Vincent S. Hughes.

                             ELECTION OF DIRECTORS
                                 (PROPOSAL ONE)

     The Company's Restated Articles and Bylaws provide that the Board of Directors of the Company shall be divided into three approximately equal classes of Directors. The Company's Board of Directors is currently comprised of eight Directors, two classes consisting of two Directors and one class consisting of four Directors each. Following the retirement of Mr. Ellis from the Board of Directors, there will be two classes consisting of two directors and one class consisting of three directors. Each Director is elected for a three-year term, with one class of Directors being elected at each annual meeting of shareholders.

     The Board of Directors has nominated William P. Kennedy , David H. Hughes and Vincent S. Hughes for election as Directors at the Annual Meeting. Messrs.
D. Hughes and V. Hughes currently are members of the Board of Directors and have consented to serve as Directors if elected. Mr. Kennedy has been nominated to serve as a Director for the first time and has consented to serve if elected. If elected at the Annual Meeting, Messrs. Kennedy, D. Hughes and V. Hughes will serve until the 2002 Annual Meeting and until the election and qualification of their respective successors or until their earlier death, resignation or removal.

VOTING INFORMATION WITH REGARD TO THE ELECTIONS PROPOSAL

     It is the intention of the persons named as proxies to vote the proxies FOR the election to the Board of Directors of the nominees named above, unless a shareholder directs otherwise. In the event that a vacancy (which is not anticipated) arises prior to the Annual Meeting, the proxy may be voted for a substitute nominee designated by the Board of Directors.

     The affirmative vote of a plurality of the votes cast by the holders of Common Stock will be required to elect the nominees as Directors of the Company for the ensuing three year term. Abstentions and broker non-votes will have no effect on the outcome of the voting to elect the Directors.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES NAMED IN THIS PROPOSAL.

DIRECTOR INFORMATION

     Set forth below is information concerning the nominees to be elected at the Annual Meeting for a three-year term expiring at the 2002 Annual Meeting, as well as certain information concerning the Directors whose terms extend beyond the Annual Meeting. Set forth below with respect to each director or director nominee is his name, age, principal occupation and business experience for the past five years and length of service as a Director.

DIRECTOR TO BE ELECTED AT THE ANNUAL MEETING

WILLIAM P. KENNEDY
AGE: 55

     Mr. Kennedy has served as a Director since March 1999. Mr. Kennedy currently serves as Chief Executive Officer of Nephron Pharmaceuticals Incorporated, a manufacturer of sterile pharmaceutical products. From 1981 to 1997, Mr. Kennedy served as Chairman and Chief Executive Officer of Rotech Medical, a home health services company.

DAVID H. HUGHES
AGE: 55

     Mr. Hughes has served as the Company's Chairman of the Board and Chief Executive Officer since November 1986, and as a Director since August 1968. Mr. Hughes also serves as a member of the Company's Executive Committee. Mr. Hughes served as President of the Company from June 1972 to March 1994. Mr. Hughes is also a director of SunTrust Bank, Inc. and Poe & Brown, Inc.

VINCENT S. HUGHES
AGE: 58

     Mr. Hughes has served as Vice President of the Company since April 1972 and as a Director since April 1966. Mr. Hughes also serves as a member of the Company's Executive Committee.

DIRECTORS WHOSE TERMS EXTEND BEYOND THE ANNUAL MEETING

ROBERT N. BLACKFORD
AGE: 62

     Mr. Blackford has served as a Director since December 1970 and served as the Company's Secretary from February 1974 to May 1997. Mr. Blackford also serves as a member of the Company's Compensation, 1988 Stock Option Plan, Directors' Stock Option Plan, Long-Term Incentive Plan and Audit Committees. Mr. Blackford is an attorney in Orlando, Florida with the law firm of Holland & Knight LLP, the successor to the law firm of Maguire, Voorhis & Wells, P.A., where he has practiced since 1968. Mr. Blackford's term as a Director of the Company expires at the 2000 Annual Meeting.

H. CORBIN DAY
AGE: 61

     Mr. Day has served as a Director of the Company since October 1996. Mr. Day currently serves as Chairman of Jemison. Mr. Day serves as a member of the Company's Compensation, 1988 Stock Option Plan, Directors' Stock Option Plan, Long-Term Incentive Plan and Audit Committees. Mr. Day is also a member of the Board of Directors of American Heritage Life Insurance, Blount International, Inc. and Champion International. Mr. Day's term as a Director of the Company expires at the 2000 Annual Meeting.

JOHN D. BAKER II
AGE: 50

     Mr. Baker has served as a Director of the Company since March 1994. Mr. Baker also serves as a member of the Company's Compensation, 1988 Stock Option Plan, Directors' Stock Option Plan, Long-Term Incentive Plan and Audit Committees. Mr. Baker currently serves as Chief Executive Officer and director of Florida Rock Industries, Inc. Mr. Baker also serves as Executive Vice President, Treasurer and a director of FRP Properties, Inc. Mr. Baker's term as a director of the Company expires at the 2001 Annual Meeting.

A. STEWART HALL, JR.
AGE: 56

     Mr. Hall has served as the Company's President, Chief Operating Officer and a Director since March 1994. Mr. Hall also serves as a member of the Company's Executive Committee. Mr. Hall served as the Company's Executive Vice President from January 1988 to March 1994. Mr. Hall's term as a director of the Company expires at the 2001 Annual Meeting.

DIRECTOR NOT STANDING FOR REELECTION

JOHN B. ELLIS
AGE: 74

     Mr. Ellis has served as a Director of the Company since November 1986. Mr. Ellis also serves as a member of the Company's Compensation, 1988 Stock Option Plan, Directors' Stock Option Plan, Long-Term Incentive Plan and Audit Committees. Prior to retiring in January 1986, Mr. Ellis served as Senior Vice President, Finance and Treasurer of Genuine Parts Company for a period of 11 years. Mr. Ellis is also a director of Interstate/Johnson Lane, Inc., Integrity, Incorporated, and is a director emeritus of Genuine Parts Company. Mr. Ellis is not standing for reelection.

             APPROVAL OF AMENDMENT TO DIRECTORS' STOCK OPTION PLAN
                                 (PROPOSAL TWO)

     The Board of Directors has approved and seeks shareholder approval of Amendment No. 5 to the Directors' Stock Option Plan (the "Directors' Plan"), as described herein. The Company's nonemployee members of the Board of Directors are subject to Section 16 of the Exchange Act. If the amendment is not approved by the shareholders, awards of Common Stock made to nonemployee members of the Board of Directors will be deemed "purchases" of Common Stock for purposes of the short-swing profit recovery provisions of Section 16. Additionally, approval of the amendment is being sought in order to comply with certain rules promulgated by the New York Stock Exchange requiring shareholder approval in connection with the adoption of certain stock option plans.

     The Directors' Plan was approved by the shareholders at the 1989 Annual Meeting as an incentive program to grant equity-based incentive compensation to nonemployee directors of the Company to promote the acquisition of shares of Common Stock by those nonemployee directors upon whose judgment and ability the Company relies to attain its long-term growth and development and to provide a means to attract and retain well-qualified directors.

     The Directors' Plan, as approved by the shareholders at the 1989 Annual Meeting, and as currently in effect, will expire on May 24, 2003. Under the existing terms of the Directors' Plan, the proposed amendment to the Directors' Plan, for the purpose of increasing the number of shares as to which options may be granted, will extend the term of the Directors' Plan as to the granting of such options until ten years from the date such amendment is approved by the shareholders or until the Directors' Plan, as amended, is sooner terminated (without prejudice to any outstanding options) by the Board of Directors. Options which have not previously been exercised in full or forfeited expire ten years after the date of grant.

     The proposed amendment for approval by the shareholders at the Annual Meeting would increase from 202,500 shares (adjusted for the 1997 Stock Split) to 302,500 shares (adjusted for the 1997 Stock Split) the number of shares with respect to which options may be granted under the Directors' Plan. This will provide for the granting of options with respect to 100,000 shares in addition to those options with respect to 202,500 shares (adjusted for the 1997 Stock Split) which have previously been issued under the Directors' Plan.

     The proposed amendment for approval by the shareholders at the Annual Meeting would also provide for the granting of options with respect to an aggregate of 20,000 shares (or such lesser number as may be available under the Directors' Plan), equally divided among the then participants in each of the years 1999 forward. Before the proposed amendment, the Directors' Plan provided for the granting of options with respect to an aggregate of 22,500 shares (adjusted for the 1997 Stock Split), equally divided among the then participants in each of years 1994 through 1998, and 18,000 shares (adjusted for the 1997 Stock Split), equally divided among the then participants in each of the years 1989 through 1993.

     If the amendment is approved at the Annual Meeting and four nonemployee directors remain in office, each such nonemployee director will be granted an option for 5,000 shares at the Board meeting immediately following the Annual Meeting.

     A general summary of the Directors' Plan as presently in effect and as proposed to be amended is set forth below.

SUMMARY OF THE DIRECTORS' PLAN

  Participants

     The Directors' Plan provides that nonemployee directors who are not employees of the Company or of any of its subsidiaries on the date of the grant of an option, and who have not within twelve months of such grant date been employees of the Company, or of any entity which at the time of such employment was a subsidiary of the Company, will on such grant date be participants under the Directors' Plan.

  Shares

     The number of shares of Common Stock as to which options have been issued under the Directors' Plan, as presently in effect, is an aggregate of 202,500 shares (adjusted for the 1997 Stock Split). No additional options may be granted under the Directors' Plan other than options with respect to shares previously subject to an option which expires or is terminated following an optionee's termination of service as a director. The proposed amendment would make an additional 100,000 shares available for options under the Directors' Plan. The additional shares will be registered under the Securities Act of 1933, as amended, and listed on the New York Stock Exchange.

     The number of shares subject to options under the Directors' Plan is subject to adjustment in the event of any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares, or the payment of a stock dividend (but only on the capital stock), or any other increase or decrease in the number of shares effected without receipt of consideration by the Company.

  Options

     In accordance with the terms of the Directors' Plan, as adopted and presently in effect, the Directors' Plan required the granting of options with respect to an aggregate of 18,000 shares (adjusted for the 1997 Stock Split) on January 24, 1989, the date of approval of the Directors' Plan by the Board of Directors, and at the meeting of the Board of Directors immediately following the 1990 Annual Meeting of Shareholders and at each Board of Directors meeting immediately following each annual meeting of shareholders thereafter through the 1993 Annual Meeting, 22,500 shares (adjusted for the 1997 Stock Split) at each meeting of the Board immediately following the 1994 through 1998 Annual Meetings, so that options with respect to all of the 202,500 shares (adjusted for the 1997 Stock Split) subject to the Directors' Plan had been granted with the grant of options at the Board meeting immediately following the 1998 Annual Meeting of Shareholders. The options with respect to the 202,500 shares (adjusted for the 1997 Stock Split) were divided equally among the nonemployee directors in office on the annual grant dates.

     The proposed amendment would permit the granting of additional options with respect to an aggregate of 100,000 shares. Options with respect to 20,000 of such shares would be granted at the Board meeting immediately following the Annual Meeting. A subsequent grant of options for an aggregate of 20,000 shares, or such lesser number of shares as shall remain available for options under the Directors' Plan, will be made at each Board meeting immediately following each Annual Meeting of Shareholders thereafter during the term of the Directors' Plan. The grant of options on each grant date shall be divided equally among the plan participants under the Directors' Plan on that grant date.

     Each option under the Directors' Plan is exercisable, in whole or in part, on the date of the grant and will remain exercisable while the participant is a nonemployee director, for ten years from the date of the grant. In the event a participant shall cease to be a nonemployee director for any reason other than death, the participant's option may be exercised at any time within twelve months after termination of service as a nonemployee director or until the expiration of the option, whichever occurs first. In the event of a participant's death while a nonemployee director, or within three months after termination of service as a nonemployee director, the participant's option may be exercised by the executors or administrators of the participant, or by any person or persons who shall have acquired the option directly from the participant by bequest or inheritance, for a period of one year from the date of death of the participant, or until the expiration of the option, whichever first occurs. During the lifetime of the participant, such participant's option shall be exercisable only by such participant and such option shall not be transferable by the participant other than by will or the laws of descent and distribution. The option price for options under the Directors' Plan must be 100% of the fair market value of the shares on the date of the grant of the option. For purposes of options under the Directors' Plan, the "fair market value" of the shares shall be deemed to be the highest closing price of the shares on the New York Stock Exchange on the day the option is granted, or if no sale of shares of the Company shall have been made on that day, on the next preceding day on which there is a sale of such shares. The fair market value of the shares on March 22, 1999 was $21.625 per share.

     Payment of the option price upon exercise of options under the Directors' Plan may be in cash or with shares of Common Stock of the Company valued at fair market value, as defined above, determined as of the date of the exercise of the option.

  Amendment of the Plan

     The Board of Directors may, from time to time, with respect to shares of Common Stock at the time not subject to options under the Directors' Plan, suspend, discontinue, revise or amend the Directors' Plan without approval of the shareholders, provided, however, no revision or amendment not approved by the shareholders shall change the number of shares subject to the Directors' Plan, extend the term of the Directors' Plan or the term of any option granted under the Directors' Plan, change the designation of the participants, the manner in which options are granted, or materially increase benefits under the Directors' Plan. The proposed amendment to the Directors' Plan, because it would increase the number of shares subject to the Directors' Plan, is subject to the approval of the shareholders.

  Administration of the Directors' Plan

     The Directors' Plan is administered by the Directors' Stock Option Plan Committee which must consist of not less than three members of the Board who are not employees of the Company and who are "non-employee directors" as defined in Securities and Exchange Commission Rule 16b-3. Members of the Committee, as nonemployee directors, are participants under the Directors' Plan. Currently, the members of the Committee are Robert N. Blackford, H. Corbin Day, John D. Baker II, and John B. Ellis. The Directors' Plan provides that the interpretation and construction of the Directors' Plan by the Committee shall be final unless otherwise determined by the Board. Administration, interpretation and construction of the Directors' Plan by the Committee is primarily administrative in nature as the Directors' Plan specifically identifies the participants, when and how grants of options are made, the duration of the options, the number of shares to be subject to options, the exercise price and other significant terms of the options.

  Federal Income Tax Consequences

     The options are not "incentive stock options" as defined in Section 422 of the Code, as amended (the "Code"), and the favorable tax treatment accorded to incentive stock options under the Code is not available to holders of options under the Directors' Plan. Participants receiving options under the Directors' Plan will generally not be taxed upon the receipt of the options. Upon the exercise of an option under the Directors' Plan, a participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares acquired over the exercise price under the option. The shareholder's basis in the shares acquired upon the exercise of the option will be equal to the option price paid for the shares plus the amount of ordinary income (or less the amount of any ordinary loss) recognized by the shareholder in connection with the exercise of the option. The gain or loss at the time of any such subsequent sale or other disposition will be long term or short term capital gain, depending upon the shareholder's holding period for the shares.

     The Company will not be entitled to a deduction for federal income tax purposes for the granting of any option under the Directors' Plan. The Company generally will be entitled to a deduction for federal income tax purposes when a participant realizes ordinary income as a result of exercising an option under the Directors' Plan in the same amount as the ordinary income realized by the participant.

     The foregoing is only a brief summary of the applicable federal income tax consequences with respect to options under the Directors' Plan and should not be relied upon as being complete.

VOTING INFORMATION WITH REGARD TO THE DIRECTORS' PLAN PROPOSAL

     It is the intention of the persons named as proxies to vote FOR the Directors' Plan Proposal, unless a shareholder directs otherwise.

     Approval of the amendment to the Directors' Plan for nonemployee directors requires the affirmative vote of the holders of at least a majority of the outstanding shares of common stock represented at and entitled to vote at the Annual Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE DIRECTORS' PLAN PROPOSAL.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     PricewaterhouseCoopers LLP served as the Company's independent auditors for the fiscal year ended January 29, 1999. As of the date of this Proxy Statement, the Company has not engaged its auditors for fiscal year ending January 28, 2000. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting where they will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

                 SHAREHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

     Shareholders who wish to submit a proposal for consideration at the 2000 Annual Meeting should submit the proposal in writing to the Company at the address set forth on page 1 of this Proxy Statement. A proponent of a proposal is required to have been a record or beneficial owner of at least 1% or $1,000 in market value of Common Stock of the Company for a period of at least one year and must continue to own such securities through the date on which the 2000 Annual Meeting is held. The Company has the right to request documentary support (as provided in Rule 14a-8 promulgated by the Commission pursuant to the Exchange Act) of the proponent's ownership claim within 14 calendar days after receipt of the proposal, and the proponent shall furnish appropriate documentation within 21 days after receiving such request. Proposals must be received by the Company on or before January 3, 2000 for inclusion in next year's proxy materials. Shareholders who submit proposals must, in all other respects, comply with Rule 14a-8 under the Exchange Act.

                                 MISCELLANEOUS

     The Board of Directors does not intend to present and knows of no other person who intends to present any matter of business at the Annual Meeting other than as set forth in the accompanying Notice of Annual Meeting of Shareholders. However, if other matters properly come before the meeting, it is the intention of the persons named on the enclosed proxy card to vote in accordance with their best judgment.

     The Company will bear the costs of preparing and mailing the Proxy Statement, proxy card and other material that may be sent to shareholders in connection with this solicitation. In addition to solicitations by mail, officers and other employees of the Company may solicit proxies personally or by telephone or telegram.

                                          By Order of the Board of Directors
                                          /s/ BENJAMIN P. BUTTERFIELD

                                          Benjamin P. Butterfield
                                          General Counsel and Secretary

Orlando, Florida
April 19, 1999

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY; THEREFORE, SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE 1999 ANNUAL MEETING IN PERSON ARE REQUESTED TO FILL IN, SIGN AND RETURN THE PROXY FORM AS SOON AS POSSIBLE.

                              (HUGHES SUPPLY LOGO)

                        Please date, sign and mail your
                      proxy card back as soon as possible!

                         Annual Meeting of Shareholders
                              HUGHES SUPPLY, INC.

                                  May 19, 1999


                              HUGHES SUPPLY, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated April 12, 1999, and does hereby appoint David H. Hughes, Benjamin P. Butterfield and Vincent S. Hughes, and any of them, with full power of substitution, as proxy or proxies of the undersigned, to represent the undersigned and vote all shares of Hughes Supply, Inc. Common Stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of Hughes Supply, Inc. to be held at the principal executive offices of the Company, 20 North Orange Avenue, Suite 200, Orlando, Florida, 32801, at 10:00 a.m., on May 19, 1999 and at any adjournment(s) thereof.

                           TO BE SIGNED ON OTHER SIDE




[X] Please mark your
    votes as in this
    example.


                 FOR all nominees            WITHHOLD
                 listed at right             AUTHORITY
               (except as marked to       to vote for all
               the contrary below)    nominees listed at right  NOMINEES: Class III                   Proposal 3. In their
Proposal 1.                                                               Nominees for a three-year          discretion, the proxies
  Election of           [ ]                     [ ]                       term expiring in 2002:             are authorized to vote
  Directors                                                                                                  upon such other
                                                                          David H. Hughes                    business as may
                                                                          Vincent S. Hughes                  properly come before
(INSTRUCTION: To withhold authority to vote for any                       William P. Kennedy                 the meeting.
individual nominee, write that nominee's name in the
space provided below.)                                                                                _______ Shares of Common Stock

----------------------------------------------------                                                 PLEASE COMPLETE, DATE AND SIGN
                                                                                                     AND RETURN THIS PROXY PROMPTLY.
Proposal 2. Approval of Amendment No. 5 to the
            Directors' Stock Option Plan                                  This Proxy, when properly executed, will be voted in
                                                                          accordance with the directions given by the undersigned
            FOR            AGAINST           ABSTAIN                      shareholder. If no direction is made, it will be voted
            [ ]              [ ]               [ ]                        in favor of Proposal 1 and Proposal 2. The proxies may
                                                                          vote in their discretion as to other matters that may
                                                                          properly come before the meeting.


SIGNATURE(S) _____________________________  _________________________________   Dated: ___________, 1999
                                              Signature, if held jointly

NOTE: Please sign exactly as your name(s) appear hereon. When signing as attorney, executor, administrator, trustee or guardian, give your full title as such. If the signatory is a corporation, sign the full corporate name by a duly authorized officer.